Hispanica International Agrees to Acquire Victoria’s Kitchen®

The Shark Tank Featured Company Expects to Add Revenues, Major Chain Retailers, and All Natural Beverage Distributors to Hispanica’s Growing Portfolio.

NEW YORK, New York- October 25, 2017- Hispanica International, Inc. (OTCQB: HISP) a brand accelerator focused on exotic brands in the alternative beverage and snack industry, has entered into a purchase agreement with Victoria’s Kitchen®, an almond water and other specialty beverage company based in Los Angeles, California. The acquisition is expected to accelerate growth for both companies in the fast-growing, alternative beverage category.

Launched in 2011, Victoria’s Kitchen® was a featured company on the TV program “Shark Tank” in 2015 To date, the brand has sold over a million units and has lifetime revenues of more than $1.4 million, with projected 2018 revenues expected to eclipse $1 Million in the first year of integration.

“The transaction announced today represents our second completed acquisition and a unique opportunity for Hispanica International,” stated Hispanica Chairman and CEO Fernando Oswaldo Leonzo.  “The Victoria’s Kitchen® brand gains access to our rapidly growing distribution network, positioning the brand for exponential growth.  At the same time, we venture into the unique almond water, ginger lemon, coconut almond water and upscale market, adding a specialty beverage company with exceptional European-inspired health conscious consumer drinks to our growing portfolio of all-natural products,” Leonzo said.

The Victoria’s Kitchen® business won a major industry award in 2015, when it was named a Gold Award winner in the liquid refreshment category of Beverage World’s global packaging design awards. The company has expanded to over 800 retail locations, including Kroger®, HEB®, Fry’s®, Balducci’s®, Food Emporium®, and Whole Foods®. In addition to being featured on Shark Tank, Victoria’s Kitchen® was also showcased on the NBC sitcom ‘Superstore’.

“Victoria’s Kitchen® has attained considerable brand recognition, not only by Shark Tank loyalists, but also by all -natural beverage purists” explained John Romagosa, President of Hispanica. “Our distribution network and brand accelerator infrastructure will enable Victoria’s Kitchen® to prosper under the Hispanica portfolio.”

Hispanica has an ambitious growth strategy based on acquisitions, geographic expansion and product-line extensions. Victoria’s Kitchen® has a current co-packer arrangement that will enable the acquisition to be turn-key, with no added manufacturing infrastructure costs associated with the purchase agreement.

The rise of alternative beverages is creating a seismic market shift. As the consumer market gravitates towards alternative beverages, Hispanica is well positioned for significant organic growth as it expands its product offerings across additional brands and distribution networks. Hispanica looks to leverage its past success as a brand accelerator to make Victoria’s Kitchen® a household name.

For more information, please read the 8K filed with the SEC on October 25, 2017.

About Hispanica International, Inc.

Hispanic International, Inc. (HISP) is a public company founded in 2013.  Formed as an ethnic food and beverage company, HISP has leveraged innovation to re-shift its focus into a brand accelerator company with the goal of expanding its all-natural exotic flavor portfolio of companies. The HISP accelerator backs beverage/snack companies, which it can acquire, by building a proprietary distribution platform to enhance its own brands and position them for mass market entry.

Based in New York, HISP plans to continue investing in companies focused primarily in the beverage sector, while adding snacks to their portfolio over time.  HISP will continue to focus on all-natural exotic flavors, as well as health and wellness-related products, consumer snacking, grocery and health trends.  HISP will continue to accelerate beverage and snack companies at different stages, from start-ups to established brands.

HISP is also committed in building long-term relationships with its consumers by offering superior, high quality products at competitive prices.  HISP is headquartered in New York and currently has distribution operations in New York City Tri-State Region, Washington DC Metro Area, as well as in Los Angeles and the Northern California Region.

For more information on Hispanica International, Inc. please visit http://www.hispanicadelights.com

SAFE HARBOR ACT

Forward-Looking Statements: This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Hispanica International, Inc. its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy.  The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements including those relating to the Company’s financing being adequate for the Company to close this acquisition, being able to place its products in the retail stores, to launch its growth and expansion plans among others, are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Hispanica International, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  No information in this press release should be construed in any way whatsoever as an indication of Hispanica’s future revenues, financial performance or stock price.   More information about the potential factors that could affect the business and financial results is and will be included in Hispanica International, Inc.’s filings with the Securities and Exchange Commission at www.sec.gov.

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